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                                                                  EXHIBIT 10.132

                    AMENDED AND RESTATED HACIENDA ADVENTURE CLUB
                    --------------------------------------------
                     ACQUISITION AND ASSIGNMENT AGREEMENT
                     ------------------------------------

          This Amended and Restated Hacienda Adventure Club Acquisition and Assignment Agreement ("Agreement") is dated as of the 18 day of July, 1996, by and among the following parties: HACIENDA HOTEL, INC., a Nevada corporation, and RESORT MARKETING INTERNATIONAL, a Nevada corporation (the two foregoing entities being sometimes referred to hereinafter collectively as "Hacienda"); ALPINE-OASIS MEMBERSHIP, L.L.C., a Delaware limited liability company ("Alpine-Oasis"); and (but only as to the consent given at the end of this Agreement) BRETT TORINO, a single man ("Torino"). This Agreement is made with reference to the following facts:

                                   RECITALS

     A. Torino and Hacienda have entered into that certain Hacienda Adventure Club Acquisition and Assignment Agreement dated as of September 29, 1995 ("Hacienda Agreement"). The Hacienda Agreement provides, among other things, for Hacienda to transfer to Torino or Torino's assignee certain recreational vehicle vacation club obligations, which obligations Torino was anticipated to satisfy by means of a 287-space recreational vehicle park to be developed on a 13.8 acre parcel ("Torino Parcel") in Clark County, Nevada, legally described as:

     THE SOUTH ONE-HALF (S 1/2) OF THE SOUTHWEST ONE-QUARTER (SW 1/4) OF THE NORTHEAST ONE-QUARTER (NE 1/4) OF SECTION 17, TOWNSHIP 22 SOUTH, RANGE 61 EAST, M.D.B. & M.

     SAID LAND IS ALSO DESCRIBED AS LOT 2 SHOWN ON THAT CERTAIN CERTIFICATE OF LAND DIVISION DESIGNATED LD NO. 100-95, RECORDED JUNE 28, 1995 IN BOOK 950628 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA RECORDS, AS DOCUMENT NO. 01092, IN FILE 1 OF LAND DIVISIONS AT PAGE 1.

     B. Oasis Las Vegas Motor Coach Park, L.P. ("Oasis L.P."), a California limited partnership affiliated with Alpine-Oasis, owns and operates a recreational vehicle park ("Existing Oasis Park") containing approximately 700 spaces on a 44-acre parcel adjacent to and northerly of the Torino Parcel.

     C. The parties desire to amend and restate the Hacienda Agreement to provide for Alpine-Oasis to take the place of Torino thereunder, with certain conditions and modifications as provided below.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, Alpine-Oasis and Hacienda hereby provide and agree as follows:

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1.   SUBSTITUTION OF ALPINE-OASIS FOR TORINO.  Subject to the terms and
     ---------------------------------------
modifications provided herein, Alpine-Oasis hereby assumes the rights and obligations of Torino under the Hacienda Agreement as attached hereto as Exhibit 3.

2.   KEY AMENDED AND RESTATED TERMS.  The Hacienda Agreement is hereby amended
     ------------------------------
to reflect the following terms:

     A.   ASSIGNMENT PRICE.  Hacienda will pay Alpine-Oasis $3,040,000 as
          ----------------
follows:

          (i)       $2,250,000 at Closing.

          (ii) $40,000 payable at Closing for outside planning and engineering costs.

          (iii) $750,000 payable into a construction escrow account upon commencement of construction of an RV park on the Torino Parcel.

          (iv) Alpine-Oasis will secure performance and repayment of the $2.29 million (or $3.04 million,/1/ whichever applies) by means of a deed of trust on the 13.8 acre Torino Parcel. Should Alpine-Oasis elect to proceed with construction of a New RV Park, the deed of trust will be subordinated to any financing Alpine-Oasis may use to fund land acquisition and project costs (which include all hard and soft costs, general, administrative and start-up costs) for the New RV Park in excess of $3.04 million.

          (v) At the election of Alpine-Oasis, the deed of trust can be relocated to (i) any other property in Clark County, Nevada, capable of equally accommodating the provision of facilities as equal or similar to the facilities provided at the present Hacienda Adventure Club location if the New RV Park is to be constructed thereon; or (ii) to an existing recreational vehicle park in Clark County, Nevada capable of equally accommodating the provision of facilities as equal or similar to the facilities provided at the present Hacienda Adventure Club location. In either case the relocated deed of trust will be subordinated to any financing Alpine-Oasis may use to fund land acquisition and development costs for the New RV Park (or acquisition costs, in the case of an existing park) in excess of the amount of the deed of trust.

- ----------------------
     /1/ The $3.04 million is to be applied if the New RV Park is to be constructed with the additional $750,000 per paragraph 2.A.(iii) of the agreement on the Torino parcel.

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          (vi)      Upon the Adventure Club membership being reduced to 500 or fewer, the deed of trust shall be reconveyed and/or the Oasis, L.P. guaranty will be terminated and the deposit will be earned by Alpine-Oasis, which will remain obligated under the contract to continue to serve such lesser number of members. For purposes of calculating memberships, a membership shall be deemed terminated when either (i) the member agrees to the termination; or (ii) when Alpine-Oasis or Hacienda give the member a notice of termination pursuant to paragraph 10 of the Hacienda Adventure Club membership agreement; the termination shall be effective upon the giving of the notice of termination without need for any further action by the noticing entity.

          (vii)a. Subject to reinstatement as set forth in (vii).b. below, Hacienda shall cancel Club memberships for: (1) Membership Notes which are delinquent for more than 180 days in payment of principal and interest ("Delinquent Notes"), or (2) dues which are delinquent for more than one year ("Delinquent Dues"). Hacienda shall not send any notice of termination or otherwise communicate with a member without prior written approval by Alpine-Oasis of the specific form and content of the notice or communication.

          (vii)b. Club members who are canceled by Hacienda pursuant to the foregoing, but who subsequently bring their memberships current (i.e., who remove all delinquencies in their Delinquent Notes and Delinquent Dues within 120 days after cancellation or such longer reinstatement period, if any, as is required by applicable law) shall be reinstated as Club members.

          (viii) Notwithstanding the foregoing, it is agreed that Alpine-Oasis, L.L.C., can provide equal and substitute collateral for the deed of trust and/or the Oasis guaranty upon the approval of Hacienda, which approval will not be unreasonably withheld.


     B.   ALPINE-OASIS ELECTION RE DEVELOPMENT OF TORINO PARCEL.
          -----------------------------------------------------

          (i)       Feasibility period -- None.

          (ii) Commencing upon the Closing, Alpine-Oasis will cause Oasis L.P. to make available up to 287 spaces in the Existing Oasis Park for use by Hacienda Adventure Club members.

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          (iii)     Within 24 months of the Closing, Hacienda will at Hacienda's sole expense and liability cause the Hacienda Adventure Club membership to be permanently reduced to 3375 or less, requiring no more than 225 spaces. Hacienda will use its best efforts to accomplish the reduction as soon as possible in advance of the 24-month deadline.

          (iv) Alpine-Oasis will in its sole discretion elect whether or not and when to develop the Torino Parcel with an RV park, and whether or not or when to transfer Hacienda Adventure Club members to such a park.

          (v) If Alpine-Oasis elects to develop an RV park for Hacienda Adventure Club members on the Torino Parcel, the park will conform generally to the plans previously submitted to Clark County, except that the number of spaces will be reduced to 225.

     C.   HACIENDA INDEMNIFICATION.  Hacienda will indemnify and hold harmless
          ------------------------
          Alpine-Oasis from:

          (i) Any and all claims concerning or relating to the Hacienda Adventure Club or its members arising or accruing prior to the Closing.

          (ii) Any and all claims arising out of assignment of ownership of the Hacienda Adventure Club to Alpine-Oasis.

          (iii) Any and all claims arising out of relocation of the Club's facilities and operations (i) to the existing Oasis park; or
                    (ii) from the existing Oasis park to either the Torino parcel or any other property in Clark County, Nevada, capable of equally accommodating the provision of facilities as equal or similar to the facilities provided at the present Hacienda Adventure Club location.

          (iv) Any and all claims arising out of Hacienda's efforts to reduce, or the actual reduction of, the Club membership, both before and after Closing.

          (v) Any and all claims arising out of other actions by Hacienda relating to the Club or its members following the Closing.

      D.  ALPINE-OASIS INDEMNIFICATION.  Alpine-Oasis will indemnify and hold
          ----------------------------
          Hacienda harmless from any claims by Hacienda Adventure Club members, or any other parties, against the Club, or its sponsor, which result from the actions of Alpine-Oasis, or Alpine-Oasis' management of the Club, during the time after Closing

                                      -4-
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          (other than relocation and other acts for which Hacienda is indemnifying Alpine-Oasis under this Agreement).

     E.   SAHARA CORPORATE GUARANTY.  All obligations of Hacienda will be
          -------------------------
          guaranteed by Sahara Gaming Corporation. The guaranty will be reflected in a separate signed instrument delivered to Alpine-Oasis within 5 business days of the date hereof, in the form attached hereto as Exhibit "1".

     F.   OASIS L.P. GUARANTY.  All obligations of Alpine-Oasis will be
          -------------------
          guaranteed by Oasis L.P. The guaranty will be reflected in a separate signed instrument delivered to Hacienda within 5 business days of the date hereof, in the form attached hereto as Exhibit "2".

3.   OTHER PROVISIONS.  Other modifications hereby made to the Hacienda
     ----------------
Agreement are reflected in the markup of the original Hacienda Agreement attached hereto as Exhibit "3" and incorporated herein by this reference. In the event of any conflict between the terms of the markup and the terms of this document, this document shall be controlling.

4.   REPRESENTATIONS AND WARRANTIES.  Hacienda hereby remakes and reaffirms its
     ------------------------------
representations and warranties in the Hacienda Agreement, as of the date hereof and as of the Closing date, for the benefit of Alpine-Oasis. Hacienda hereby further represents and warrants to Alpine-Oasis that, as of the date hereof and as of the Closing date, (i) there are no Club members, including delinquent or defaulting members having reinstatement rights, other than those listed on Exhibit "C" to the Hacienda Agreement markup attached hereto; and (ii) except as disclosed in all relevant detail on Exhibit "E" to the Hacienda Agreement markup attached hereto, no Club membership agreements deviate from the standard Club contract form attached as Exhibit "B" to the Hacienda Agreement markup attached hereto. Alpine-Oasis hereby confirms the representations and warranties of Torino in the Hacienda Agreement (as modified herein), as of the date hereof and as of the Closing date, for the benefit of Hacienda.

5.   ASSIGNMENT BY ALPINE-OASIS.  Alpine-Oasis may without further approval by
     --------------------------
Hacienda assign this amended and restated agreement and the benefit of the Hacienda and Sahara guarantees to Oasis L.P. or any future owner of the Existing Oasis Park; provided, however, that the Oasis L.P. guaranty issued pursuant to
Section 2.F. above shall not be assigned and assumed without Hacienda's approval of the new guaranty.

6.   NO DEFAULT OR OFFSET.  Notwithstanding any other provision, Alpine-Oasis
     --------------------
shall have no liability for any defaults by Torino under the Hacienda Agreement, and any such default is hereby

                                      -5-
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deemed cured and released by Hacienda.  Sums payable to Alpine-Oasis hereunder shall in no event be reduced or offset by amounts owed by or paid heretofore or hereafter to Torino. However, advances by Hacienda to Clark Co. Public Works and the LVVWD, in the aggregate amount of $10,425.92, a credit to Hac. under the Torino Agreement and in the escrow at First Amer. Title, shall remain a credit to Hacienda under the terms of this Agreement.

7.   NOTICES DONE IN MUTUALLY AGREEABLE FASHION.  That legal counsel for
     ------------------------------------------
Hacienda will work with Tom Winfield of Brown, Winfield & Canzoneri, Inc., to ensure that (1) any and all notices to members or to governmental entities concerning the relocation of the Park will be done in mutually agreeable fashion.

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

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            "Hacienda"

DATED:  July 18, 1996                       HACIENDA HOTELS, INC., a Nevada
                                            corporation


                                            By:  /s/
                                               --------------------------------
                                                  Paul W. Lowden, Chairman


                                            RESORT MARKETING INTERNATIONAL,
                                            a Nevada corporation


                                            By: /s/
                                               --------------------------------
                                                  Paul W. Lowden, Chairman



                                            "Alpine-Oasis"

DATED:  July 24, 1996                       ALPINE-OASIS MEMBERSHIP, L.L.C.,
                                            a Delaware limited liability company


                                            By: /s/ John S. Long
                                                --------------------------------

                                            Its: President
                                                 -------------------------------

CONSENT TO THE FOREGOING IS HEREBY GIVEN BY:

DATED:  July 18, 1996                       "Torino"

                                              /s/
                                            -----------------------------------
                                            BRETT TORINO


Exhibits:
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EXHIBIT "1"         SAHARA CORPORATE GUARANTY
EXHIBIT "2"         OASIS L.P. GUARANTY

                                      -7-
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EXHIBIT "3"         MARKUP OF ORIGINAL HACIENDA AGREEMENT (WITH EXHIBITS
                    THERETO)

                                      -8-